Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

November 8, 2017

Contact:

Scott Hamilton

Public & Investor Relations

(303) 214 - 5563

scott.hamilton@hartehanks.com

Harte Hanks Reports Third Quarter 2017 Results

SAN ANTONIO, Texas — Harte Hanks (NYSE: HHS), a leader in developing customer relationships, experiences and interaction-led marketing, today announced financial results for its third quarter  ended September 30, 2017.

Commenting on performance, President and Chief Executive Officer Karen Puckett said, “We are happy this quarter reflects better revenue and profit trends, driven by our focus on customer satisfaction and client retention.  During the quarter, revenue was essentially flat sequentially and down 3.1% from the same period a year ago. I am pleased  that our cost control efforts have enabled us to increase operating income by $5.0 million year-over-year, producing approximately $1.0 million in operating income for the third quarter.

Ms. Puckett continued, “Our strategy is unchanged. We continue to work to improve our financial results by focusing on expense reduction, customer satisfaction and client retention while attracting new clients with revamped marketing, sales and innovative capabilities.”

Third Quarter Results

Third quarter 2017 revenues were $94.4 million compared to $97.4 million during the same quarter last year, or a 3.1% decline.  Operating income from continuing operations was approximately $1.0 million, a $5.0 million improvement compared to an operating loss from continuing operations of $4.1 million in the year-ago quarter.

Net loss from continuing operations for the third quarter of 2017 was $2.5 million or a net loss of $0.04 per share, an improvement of $1.8 million, or $0.03 per share, compared to the year-ago quarter.

Chief Financial Officer, Robert Munden said, “Although we have made gains in profitability, we expect our revenues in the coming quarters will be challenged by continued declines in our retail vertical.  We will continue to benefit from the reduced cost base from actions effected in the last year, which will enhance our financial flexibility to effectively run the business.”

The following table presents financial highlights of the company’s operations for the third quarter of 2017 and 2016, respectively. More detailed financial results are attached.

RESULTS FROM OPERATIONS

(In thousands, except per share amounts)	Three Months Ended September 30,
	2017	2016	% Change*
Revenues from continuing operations	$94,424	$97,425	(3.1)
Operating Income (loss) from continuing operations	950	(4,086)	NM
Net loss from continuing operations	(2,480)	(4,285)	42.1
Loss per share	(0.04)	(0.07)	42.9
Weighted average common shares outstanding	62,012	61,543	0.1
	* Improvements shown as positive.

The company will host a conference call to discuss the earnings release today at 10:00 a.m. Eastern Time. To access an audio webcast, please use the link available in the Investors Events section of the Harte Hanks website.

The telephonic conference call number is (888)-312-9863 for domestic callers and +1 (719) 325-2408 for international callers. The conference ID is 2325196.

An audio replay will be available shortly after the call through Saturday, November 25, 2017 at (844)-512-2921, or +1 (412)-317-6671, with conference ID 2325196. The replay also will be available for one year in the Investors section of the Harte Hanks website.

Harte Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands, except per share data	2017	2016	2017	2016
Operating revenues	$94,424	$97,425	$284,040	$294,305
Operating expenses
Labor	55,047	59,484	172,500	184,480
Production and distribution	26,726	27,275	80,125	84,581
Advertising, selling, general and administrative	9,145	11,586	30,431	35,162
Depreciation, software and intangible asset amortization	2,556	3,166	8,166	9,403
Total operating expenses	93,474	101,511	291,222	313,626
Operating income (loss)	950	(4,086)	(7,182)	(19,321)
Other expenses (income)
Interest expense, net	1,285	704	3,543	2,399
Other, net	1,763	596	5,087	944
Total other expenses	3,048	1,300	8,630	3,343
Income (loss) from continuing operations before income taxes	(2,098)	(5,386)	(15,812)	(22,664)
Income tax expense (benefit)	382	(1,101)	(3,293)	(5,778)
Income (loss) from continuing operations	(2,480)	(4,285)	(12,519)	(16,886)

Income (loss) from discontinued operations, net of income taxes	-	1,244	-	3,980

Net income (loss)	$(2,480)	$(3,041)	$(12,519)	$(12,906)

Basic earnings (loss) per common share
Continuing operations	$(0.04)	$(0.07)	$(0.20)	$(0.27)
Discontinued operations	-	0.02	-	0.06
Basic loss per common share	$(0.04)	$(0.05)	$(0.20)	$(0.21)

Weighted-average common shares outstanding	62,012	61,543	61,866	61,445

Diluted earnings (loss) per common share
Continuing operations	$(0.04)	$(0.07)	$(0.20)	$(0.27)
Discontinued operations	-	0.02	-	0.06
Diluted loss per common share	$(0.04)	$(0.05)	$(0.20)	$(0.21)

Weighted-average common and common equivalent shares outstanding	62,012	61,543	61,866	61,445

Balance Sheet Data (Unaudited)	September 30,	December 31,
In thousands	2017	2016

Cash and cash equivalents	$11,403	$46,005
Total debt	$12,000	$-

Harte Hanks, Inc.

Revenue Mix (Unaudited)

Vertical Markets - Percent of Revenue

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
B2B	20.4%	22.0%	21.6%	21.5%
Consumer Brands	23.4%	22.8%	23.6%	22.4%
Financial Services	16.2%	14.4%	15.9%	14.3%
Healthcare	5.5%	5.5%	5.7%	7.3%
Retail	25.9%	26.8%	24.8%	26.2%
Transportation	8.6%	8.5%	8.4%	8.3%
	100.0%	100.0%	100.0%	100.0%

About Harte Hanks:

Harte Hanks is a global marketing services firm specializing in multi-channel marketing solutions that connect our clients with their customers in powerful ways.  Experts in defining, executing and optimizing the customer journey, Harte Hanks offers end-to-end marketing services including consulting, strategic assessment, data, analytics, digital, social, mobile, print, direct mail and contact center.  From visionary thinking to tactical execution, Harte Hanks delivers smarter customer interactions for some of the world’s leading brands. Harte Hanks 5,000+ employees are located in North America, Asia-Pacific and Europe.  For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, email us at pr@hartehanks.com.  Follow us on Twitter @hartehanks or Facebook at https://www.facebook.com/HarteHanks.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws.  All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.  These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures and (ii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) the ability to integrate and successfully leverage newly-acquired service offerings as anticipated; (m) our ability to complete anticipated divestitures and reorganizations; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2017.  The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-

looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity.  The company evaluates its operating performance based on several measures, including non-GAAP financial measures.  The company believes that certain non-GAAP financial measures are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business.  Any supplemental financial measures referred to are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance.

As used herein, “Harte Hanks” refers to Harte Hanks, Inc.  and/or its applicable operating subsidiaries, as the context may require.  Harte Hanks’ logo and name are trademarks of Harte Hanks.